Exhibit 5.1

910 Louisiana Houston, Texas 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

                           , 2018

Carbon Energy Corporation
1700 Broadway, Suite 1170
Denver, CO 80290

Ladies and Gentlemen:

We have acted as counsel to Carbon Energy Corporation, a Delaware corporation, (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale by the Company of an aggregate of                  shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”), including up to                           Common Shares issuable upon exercise of an option to purchase additional Common Shares, as set forth in the Registration Statement on Form S-1 (File No. 333-225243), as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

We understand that the Common Shares are to be sold by the Company pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”) in substantially the form filed as Exhibit 1.1 to the Registration Statement.

The term “Common Shares” shall include any additional shares of common stock of the Company registered pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined (i) the Registration Statement, (ii) the form of underwriting agreement filed as an exhibit to the Registration Statement, (iii) the forms of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, as in effect on the date hereof, in each case filed as an exhibit to the Registration Statement (the “Charter Documents”), (iv) originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, (v) certificates of public officials and of representatives of the Company, (vi) statutes and (vii) other instruments and documents as a basis for the opinion hereafter expressed. In rendering this opinion, we have relied, to the extent we deem such reliance appropriate, on certificates of officers of the Company with respect to the accuracy of the factual matters regarding the Company and the transactions described in the Registration Statement that were not readily ascertainable to us. In making our examination, we have assumed, without independent investigation, that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. In connection with this opinion, we have assumed that:

(a)	the Registration Statement will have become effective under the Securities Act;

Carbon Energy Corporation	- 2 -

                           , 2018

(b)	the Common Shares will be offered, issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement;

(c)	the Underwriting Agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(d)	certificates representing the Common Shares to be issued will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents.

On the basis of such examination and review, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that upon the issuance and delivery of the Common Shares against payment therefor in accordance with the terms of the Underwriting Agreement, the Common Shares will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and non-assessable.

This opinion is limited in all respects to matters of the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The opinion expressed herein is given as of the date hereof and we undertake no obligation to supplement this opinion if any applicable law changes after such date or if we become aware of any facts that might change the opinion expressed herein after such date or for any other reason.

Very truly yours,